EXHIBIT 23.3





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference of our report dated March 5, 1999, on our audits of the consolidated balance sheets of Equilon Enterprises LLC as of December 31, 1998 and January 1, 1998, and the related statements of consolidated income, owners' equity and cash flows for the year ended December 31, 1998, included in the Annual Report on Form 10-K of Texaco Inc. for the year ended December 31, 1998, into the following previously filed Registration
Statements:

         1.     Form S-3           File Number 2-37010
         2.     Form S-3           File Number 33-31148
         3.     Form S-8           File Number 2-67125
         4.     Form S-8           File Number 2-76755
         5.     Form S-8           File Number 2-90255
         6.     Form S-8           File Number 33-34043
         7.     Form S-8           File Number 33-45952
         8.     Form S-8           File Number 33-45953
         9.     Form S-3           File Number 33-50553 and 33-50553-01
        10.     Form S-8           File Number 333-11019
        11.     Form S-3           File Number 333-46527 and 333-46527-01
        12.     Form S-3           File Number 333-68217 and 333-68217-01
        13.     Form S-8           File Number 333-73329




PricewaterhouseCoopers LLP                                   Arthur Andersen LLP
Houston, Texas                                               Houston, Texas
March 25, 1999                                               March 25, 1999